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                                                                  Exhibit 9.1.2

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                               INTERNATIONAL EQUITY FUND
                                 ACCOUNT APPLICATION

                                                                         For assistance call: (800) 960-8427
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STEP 1  ACCOUNT REGISTRATION AND MAILING ADDRESS
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PRINT EXACTLY AS ACCOUNT IS TO BE REGISTERED.

ACCOUNT REGISTRATION:
                     --------------------------------   -----------------------------------------------------
                                                        TAX IDENTIFICATION NUMBER


                                                        (   )
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                                                        DAYTIME TELEPHONE


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                                                        ELECTRONIC MAIL ADDRESS


                                                        (   )
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STREET ADDRESS                SUITE #                   FAX NUMBER


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CITY                          STATE        ZIP

Citizenship:  / / US CITIZEN  / / NON-RESIDENT ALIEN

              / /  RESIDENT ALIEN   COUNTRY OF TAX RESIDENCY ___________  TO SEND AN ADDITIONAL STATEMENT
                                                                          TO A DIFFERENT ADDRESS PLEASE
                                                                          COMPLETE STEP 7.

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STEP 2  INITIAL INVESTMENT INFORMATION
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Your Initial Investment: $_______________   (MINIMUM INITIAL INVESTMENT - $1,000,000)

Investment Method:   / / By check     / / By wire

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STEP 3  TRANSACTION INSTRUCTIONS
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ALL SHAREHOLDERS HAVE TELEPHONE TRANSACTION PRIVILEGES TO AUTHORIZE PURCHASES, EXCHANGES AND REDEMPTIONS,
SUBJECT TO APPLICABLE MINIMUMS AND MAXIMUMS THAT ARE DISCLOSED IN THE PROSPECTUS. ALL TELEPHONE TRANSACTIONS
ARE RECORDED AND WRITTEN CONFIRMATIONS INDICATING THE DETAILS OF ALL TELEPHONE TRANSACTIONS WILL BE PROMPTLY
SENT TO THE SHAREHOLDER OF RECORD. PRIOR TO PLACING AN ORDER THE SHAREHOLDER MAY BE REQUIRED TO PROVIDE
CERTAIN IDENTIFYING INFORMATION.  SEE THE PROSPECTUS FOR FURTHER INFORMATION.

PURCHASES:     To purchase shares by check, simply complete this application and mail it along with a check made payable to "Berger Funds".  Additional purchases by check should be made payable to
               "Berger Funds".

               To purchase shares by wire, simply call 1-800-960-8427.  Then complete this application and mail it to Berger Funds c/o DST Systems, Inc., P.O. Box 419958 Kansas City, Mo 64141.
               Additional purchases by wire can be made by calling 1-800-960-8427 for current wire instructions.

REDEMPTIONS:   To redeem shares by check, simply call 1-800-960-8427.  Checks will be sent to the current address of record.

               To redeem shares by wire, simply call 1-800-960-8427.  Wires will be made to the bank account currently on file. Please fill in bank account information below.


                                                                              THE BANK ACCOUNT NAME AT LEFT
-------------------------------------------------------------------------     MUST EXACTLY MATCH THE
NAME OF BANK                  NAME(S) ON BANK ACCOUNT                         REGISTRATION IN STEP 1.


-------------------------------------------------------------------------     / /  Checking Acct.
STREET ADDRESS                BANK ACCOUNT NUMBER

                                                                              / /  Savings Acct.
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CITY                                  STATE          ZIP
                                                                              Please attach a voided check or
(      )                                                                      savings deposit slip.
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BANK TELEPHONE                          BANK ABA#


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STEP 4  PERSONS AUTHORIZED TO CONDUCT TRANSACTIONS
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LIST NAMES AND TITLES OF ALL INDIVIDUALS AUTHORIZED BY GOVERNING DOCUMENTS TO DIRECT TRANSACTIONS WITH
RESPECT TO SHARES REGISTERED AS INSTRUCTED BY THIS APPLICATION.


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NAME (PLEASE PRINT)                TITLE                SIGNATURE                        DATE


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NAME (PLEASE PRINT)                TITLE                SIGNATURE                        DATE


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NAME (PLEASE PRINT)                TITLE                SIGNATURE                        DATE


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NAME (PLEASE PRINT)                TITLE                SIGNATURE                        DATE


THE FUND MAY RELY ON THE AUTHORITY OF THE NAMED INDIVIDUALS UNTIL IT RECEIVES WRITTEN NOTIFICATION TO THE
CONTRARY. THE SIGNATURE(S) OF THE AUTHORIZED SIGNER(S) ABOVE ARE REQUIRED TO EXECUTE AND DELIVER ANY
INSTRUMENT NECESSARY TO EFFECT SUCH AUTHORITY, TO CHANGE PREDESIGNATED WIRE INSTRUCTIONS OR THE LIST OF
PERSONS AUTHORIZED TO CONDUCT TRANSACTIONS OR TO EXECUTE ANY INSTRUMENT NECESSARY TO CONVERT, REDEEM OR
TRANSFER SHARES OF THE FUND. THE SIGNATURE OF AT LEAST ____  AUTHORIZED SIGNER(S) ABOVE IS REQUIRED TO
EXECUTE WRITTEN INSTRUCTIONS. THE SIGNATURE OF AT LEAST ____  AUTHORIZED SIGNER(S) ABOVE ARE REQUIRED TO
CHANGE THE NAMED INDIVIDUAL AUTHORIZED SIGNERS.

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STEP 5  DISTRIBUTION OPTIONS
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ALL INCOME AND CAPITAL GAINS DISTRIBUTIONS WILL BE REINVESTED UNLESS YOU CHECK THE BOX(ES) BELOW:

     / /  PAY ALL INCOME IN CASH         / /  PAY ALL CAPITAL GAINS IN CASH


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     STEP 6  SIGNATURES
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     By signing below, I represent that I have received and read the Prospectus and agree to its terms and that pursuant to all necessary corporate or other appropriate action (a) I have full power and authority to open this account; (b) the above persons are authorized to conduct transactions in this account; (c)
     such persons and I hereby ratify any instructions given on this account and any account into which an exchange is transacted; and (d) I agree that neither the Fund, the Funds advisor or transfer agent nor
     Berger Associates will be liable for any loss, cost or expense for acting upon such instructions believed to be genuine and in accordance with the procedures described in the Prospectus.

     Under penalties of perjury, I certify:

     (1) The number shown on this form is my correct taxpayer identification number and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

     THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER
     THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

     / / Check this box ONLY if the IRS has notified you that you are subject to backup withholding.

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     SIGNATURE                          TITLE                         DATE


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     SIGNATURE                          TITLE                         DATE


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STEP 7  ADDITIONAL DUPLICATE STATEMENTS ONLY
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Please complete this section to receive a duplicate statement.


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COMPANY NAME                                            ATTENTION


                                                        (    )
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STREET ADDRESS                        SUITE #           DAYTIME TELEPHONE


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CITY                     STATE               ZIP

                                                                              -C-1997 Berger Associates, Inc.

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